UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date  of  Report:     October  26th,  2001


WTAA  INTERNATIONAL,  INC.
(Exact  Name  of  registrant  as  specified  in  its  chapter)



Florida                        000-28847                  65-0260846
(State or other jurisdiction   (Commission File Number)   (IRS Employer
of  incorporation)                                        Identification Number)




1027  S.  Rainbow  Blvd.,  Unit  391
Las  Vegas,  NV                                                  89145
(Address  of  principal  offices)                                (Zip  Code)



Registrants  telephone  number,  including  area  code  (702)  341-6622


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ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

None

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

 A News Release on October 23, 2001 announced that the Company's due diligence revealed that certain technologies were not as represented with respect to the previously announced share purchase of Memoremail. Therefore, management of the Company decided to discontinue negotiations with Memoremail and take possession of Memoremail's assets, including proprietary technologies pursuant to a secured loan agreement the Company has with Memoremail.


ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

None

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT
None

ITEM  5.     OTHER  EVENTS

On October 23rd, 2001, Larry Shaben, WTAA's Chairman announced the board's decision to re-align the company's business direction to the field of digital communications completing the Company's Plan of Re-Organization announced on February 8,th, 2001. In addition, it was announced that the company has filed a Form 14C to initiate a name change from WTAA International, Inc. to Gravitas International, Inc.


ITEM  7.     FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIALS,  &  EXHIBITS

99.1      News  Release  dated  October  23,  2001.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:                              WTAA  International,  Inc.



                                   By:  Vance  Campbell
                                   President,  Secretary


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